SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 29, 2001

WACHOVIA CORPORATION
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	No. 1-9021	No. 56-1473727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 North Main Street, Winston-Salem, NC 27101
191 Peachtree Street NE, Atlanta, GA 30303
(Address of principal executive offices)

Registrant's telephone number, including area code:
Winston-Salem 336-770-5000
Atlanta 404-332-5000

Not applicable
(Former name or former address, if changed since last report)

Items 1 - 4.	Not Applicable

Item 5.	Not Applicable

Item 6.	Not Applicable

Item 7.	Exhibits.

99.1	Slide Package prepared for use by Beverly B. Wells, Executive Vice President of Wachovia Corporation for Investor Conference held in Winston-Salem, North Carolina, on March 29, 2001.

99.2	Slide Package prepared for use by Jean E. Davis, Senior Executive Vice President of Wachovia Corporation for Investor Conference held in Winston-Salem, North Carolina, on March 29, 2001.

99.3	Slide Package prepared for use by Stanhope A. Kelly, Senior Executive Vice President of Wachovia Corporation for Investor Conference held in Winston-Salem, North Carolina, on March 29, 2001.

99.4	Slide Package prepared for use by John C. McLean, Jr., Senior Executive Vice President of Wachovia Corporation for Investor Conference held in Winston-Salem, North Carolina, on March 29, 2001.

99.5	Slide Package prepared for use by Robert S. Kniejski, Executive Vice President of Wachovia Corporation for Investor Conference held in Winston-Salem, North Carolina, on March 29, 2001.

99.6	Slide Package prepared for use by Robert S. McCoy, Jr., Vice Chairman, Chief Financial Officer and Treasurer of Wachovia Corporation for Investor Conference held in Winston-Salem, North Carolina, on March 29, 2001.

99.7	Slide Package prepared for use by L.M. Baker, Jr., Chairman, President and Chief Executive Officer of Wachovia Corporation for Investor Conference held in Winston-Salem, North Carolina, on March 29, 2001.

Item 8.	Not Applicable

Item 9.	Regulation FD Disclosure.

On March 28 and 29, 2001, Wachovia Corporation (the “Registrant”) hosted an Investor Conference to discuss broad strategic goals at its headquarters in Winston-Salem, North Carolina, with a simultaneous webcast. The Slide Packages prepared for use by Beverly B. Wells, Jean E. Davis, Stanhope A. Kelly, John C. McLean, Jr., Robert S. Kniejski, Robert S. McCoy, Jr. and L.M. Baker, Jr. at this presentation on March 29, 2001, are furnished herewith as Exhibit 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7, respectively, and incorporated by reference in Item 9. All information in the Slide Packages is presented as of March 29, 2001, and the Registrant does not assume any obligation to update said information in the future.
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